UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2014

Fuel Tech, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33059	20-5657551
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

27601 Bella Vista Parkway

Warrenville, Illinois 60555

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (630) 845-4500

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Acquisition of Cleveland Roll Forming Environmental Division, Inc. d/b/a PECO

On April 28, 2014, Fuel Tech, Inc. (“Fuel Tech”), entered into and on April 30, 2014 closed a stock purchase agreement (the “Stock Purchase Agreement”) with Lawrence E. Ekey, the sole shareholder (“Seller”) of 100% of the capital stock (“Shares”) of Cleveland Roll Forming Environmental Division, Inc. d/b/a PECO (“PECO”), an Ohio corporation. Pursuant to the Stock Purchase Agreement, PECO became a wholly owned subsidiary of Fuel Tech. Pursuant to the Stock Purchase Agreement, Fuel Tech paid to the Seller total cash consideration of $7.25 million. The Stock Purchase Agreement contains customary representations, warranties and indemnities.

PECO specializes in electrostatic precipitator (ESP) rebuilds, retrofits and associated products and services.

Item 8.01.	Other Events.

On April 30, 2014, the Company issued a press release announcing the acquisition of Cleveland Roll Forming Environmental Division, Inc. d/b/a PECO, a copy of which is filed as Exhibit 99.1 to this report.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits: The following exhibits are filed as part of this report:

Exhibit No.	Description

99.1	Press Release, dated April 30, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fuel Tech, Inc.

Date: May 1, 2014	By:	/s/ David S. Collins
David S. Collins
Senior Vice President,
Treasurer & Chief Financial Officer